Exhibit 99.3

HC2 HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet as of September 30, 2017, and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2016 and nine months ended September 30, 2017 and September 30, 2016 of HC2 Holdings, Inc. ("HC2", "we", "us", "the Company", or "our"), give effect to the acquisition (the "Acquisition") of the trenching and cable laying business ("Furrow") of Fugro N.V. consisting of, among other things, 19 employees, one vessel, two trenching systems, two work class remotely operated vehicles ("ROV"), and working capital by Global Marine Systems Limited ("GMSL"), an indirect subsidiary of the Company.

The unaudited pro forma condensed combined balance sheet as of September 30, 2017 gives effect to the Acquisition as if it had occurred on September 30, 2017. The unaudited pro forma condensed combined balance sheet is derived from the unaudited historical financial statements of HC2 and Furrow as of September 30, 2017.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2016 and for the nine months ended September 30, 2017 and 2016 give effect to the Acquisition as if it had occurred on January 1, 2016. The unaudited pro forma condensed combined statements of operations are derived from the audited historical financial statements of HC2 and Furrow as of and for the year ended December 31, 2016 and the unaudited historical financial statements of HC2 and Furrow as of and for the nine months ended September 30, 2017 and 2016.

The unaudited pro forma condensed combined financial statements and the notes to the unaudited pro forma condensed combined financial statements were based on, and should be read in conjunction with:

•
Our historical audited consolidated financial statements, related notes, and the sections entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on March 9, 2017.

•
Our historical unaudited condensed consolidated financial statements, related notes, and the sections entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2017, filed on November 8, 2017.

•
Furrow’s historical combined and carve-out audited financial statements and related notes as of and for the fiscal years ended December 31, 2016 and 2015, attached as Exhibit 99.1 to the Current Report on Form 8-K to which these pro formas are filed as Exhibit 99.3.

•
Furrow’s historical unaudited condensed combined and carve-out interim financial statements and related notes as of and for the nine month periods ended September 30, 2017 and 2016, attached as Exhibit 99.2 to the Current Report on Form 8-K to which these pro formas are filed as Exhibit 99.3.

The unaudited pro forma condensed combined financial statements have been prepared by HC2’s management using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States of America and are not necessarily indicative of the combined financial position or results of operations that would have been realized had the transaction been completed as of the dates indicated, nor are they meant to be indicative of the Company's anticipated combined financial position or future results of operations that the Company will experience after the transaction.

The historical consolidated financial statements have been adjusted to reflect factually supportable items that are directly attributable to the Acquisition and, with respect to the unaudited pro forma condensed combined statements of operations, are expected to have a continuing impact on the results of operations of the combined company.

In connection with the post-acquisition integration of the operations of HC2 and Furrow, HC2 anticipates that nonrecurring integration charges will be incurred. HC2 is not able to determine the timing, nature, and amount of these charges as of December 19, 2017. However, these charges will impact the results of operations of the combined company in the period in which they are incurred.

HC2 HOLDINGS, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET As of September 30, 2017 (in thousands)
		Furrow IFRS		US GAAP		Pro Forma Adjustments		Total Pro Forma
	HC2	GBP	USD	Adjustments	Ref.		Ref.
Assets		(4a)	(4)
Investments:
Fixed maturities, available-for-sale at fair value	$1,336,637	£—	$—	$—		$—		$1,336,637
Equity securities, available-for-sale at fair value	49,046	—	—	—		—		49,046
Mortgage loans	26,427	—	—	—		—		26,427
Policy loans	18,038	—	—	—		—		18,038
Other invested assets	91,461	—	—	—		—		91,461
Total investments	1,521,609	—	—	—		—		1,521,609
Cash and cash equivalents	130,791	—	—	—		2,296	(6a)	133,087
Accounts receivable, net	265,082	15,718	21,078	—		(21,078)	(6b)	265,082
Recoverable from reinsurers	530,679	—	—	—		—		530,679
Deferred tax asset	436	—	—	—		—		436
Property, plant and equipment, net	282,065	40,519	54,337	—		18,983	(6c)	355,385
Goodwill	96,990	—	—	—		11,619	(6d)	108,609
Intangibles, net	35,781	—	—	—		—		35,781
Other assets	107,911	503	675	—		(675)	(6e)	107,911
Total assets	$2,971,344	£56,740	$76,090	$—		$11,145		$3,058,579

Liabilities, temporary equity and stockholders’ equity				—
Life, accident and health reserves	$1,683,568	£—	$—	$—		$—		$1,683,568
Annuity reserves	245,053	—	—	—		—		245,053
Value of business acquired	44,013	—	—	—		—		44,013
Accounts payable and other current liabilities	295,096	5,154	6,912	—		(5,445)	(6f)	296,563
Deferred tax liability	14,042	—	—	—		—		14,042
Long-term obligations	496,592	—	—	—		7,500	(6g)	504,092
Other liabilities	83,265	5,355	7,181	—		(7,181)	(6h)	83,265
Total liabilities	2,861,629	10,509	14,093	—		(5,126)		2,870,596
Commitments and contingencies
Temporary equity:
Preferred stock	26,281	—	—	—		—		26,281
Redeemable noncontrolling interest	1,526	—	—	—		—		1,526
Total temporary equity	27,807	—	—	—		—		27,807
Stockholders’ equity
Common stock	43	—	—	—		—		43
Additional paid-in capital	248,235	—	—	61,997	(4d)	(61,997)	(6i)	248,235
Treasury stock, at cost	(1,981)	—	—	—		—		(1,981)
Accumulated deficit	(212,652)	36,873	49,448	(49,448)	(4d)	(1,467)	(6j)	(214,119)
Accumulated other comprehensive income	29,384	9,358	12,549	(12,549)	(4d)	—		29,384
Total HC2 Holdings, Inc. stockholders’ equity	63,029	46,231	61,997	—		(63,464)		61,562
Noncontrolling interest	18,879	—	—	—		79,735	(6k)	98,614
Total stockholders’ equity	81,908	46,231	61,997	—		16,271		160,176
Total liabilities, temporary equity and stockholders’ equity	$2,971,344	£56,740	$76,090	$—		$11,145		$3,058,579

See notes to unaudited pro forma condensed combined financial statements

HC2 HOLDINGS, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS For the Nine Months Ended September 30, 2017 (in thousands, except per share data amounts)
		Furrow IFRS		US GAAP		Pro Forma Adjustments		Total Pro Forma
	HC2	GBP	USD	Adjustments	Ref.		Ref.
		(4a)	(4)
Services revenue	$643,596	£—	$—	$—		$—		$643,596
Sales revenue	420,001	30,243	38,568	—		—		458,569
Life, accident and health earned premiums, net	60,648	—	—	—		—		60,648
Net investment income	48,530	—	—	—		—		48,530
Net realized gains (losses) on investments	2,854	—	—	—		—		2,854
Net revenue	1,175,629	30,243	38,568	—		—		1,214,197
Operating expenses		—	—	—		—
Cost of revenue - services	606,079	—	—	—		—		606,079
Cost of revenue - sales	341,672	26,579	33,896	5,919	(4b)	(8,035)	(7a)	373,452
Policy benefits, changes in reserves, and commissions	79,323	—	—	—		—		79,323
Selling, general and administrative	126,919	2,924	3,729	—		(300)	(7b)	130,348
Depreciation and amortization	22,588	4,858	6,195	—		(2,323)	(7c)	26,460
Other operating (income) expenses	(1,294)	(5)	(6)	—		—		(1,300)
Total operating expenses	1,175,287	34,356	43,814	5,919		(10,658)		1,214,362
Income (loss) from operations	342	(4,113)	(5,246)	(5,919)		10,658		(165)
Interest expense	(39,410)	—	—	—		—		(39,410)
Gain on contingent consideration	6,001	—	—	—		—		6,001
Income from equity investees	12,667	—	—	—		—		12,667
Other expenses, net	(8,112)	165	210	(233)	(4c)	—		(8,135)
Income (loss) from continuing operations before income taxes	(28,512)	(3,948)	(5,036)	(6,152)		10,658		(29,042)
Income tax (expense) benefit	(16,167)	(146)	(186)	—		—		(16,353)
Net loss	(44,679)	(4,094)	(5,222)	(6,152)		10,658		(45,395)
Less: Net loss attributable to noncontrolling interest and redeemable noncontrolling interest	6,305	—	—	—		—		6,305
Net loss attributable to HC2 Holdings, Inc.	(38,374)	(4,094)	(5,222)	(6,152)		10,658		(39,090)
Less: Preferred stock and deemed dividends from conversions	2,079	—	—	—		—		2,079
Net loss attributable to common stock and participating preferred stockholders	$(40,453)	£(4,094)	$(5,222)	$(6,152)		$10,658		$(41,169)

Basic and Diluted Income (loss) per Common Share
Basic and diluted loss per share	$(0.95)							$(0.97)

Weighted average common shares outstanding:
Basic and Diluted	42,555							42,555

See notes to unaudited pro forma condensed combined financial statements

HC2 HOLDINGS, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS For the Year Ended December 31, 2016 (in thousands, except per share data amounts)
		Furrow IFRS		US GAAP		Pro Forma Adjustments		Total Pro Forma
	HC2	GBP	USD	Adjustments	Ref.		Ref.
		(4a)	(4)
Services revenue	$897,055	£—	$—	$—		$—		$897,055
Sales revenue	518,614	28,156	38,149	—		—		556,763
Life, accident and health earned premiums, net	79,406	—	—	—		—		79,406
Net investment income	58,032	—	—	—		—		58,032
Net realized gains (losses) on investments	5,019	—	—	—		—		5,019
Net revenue	1,558,126	28,156	38,149	—		—		1,596,275
Operating expenses		—		—
Cost of revenue - services	842,977	—	—	—		—		842,977
Cost of revenue - sales	411,064	22,464	30,437	7,051	(4b)	—		448,552
Policy benefits, changes in reserves, and commissions	123,182	—	—	—		—		123,182
Selling, general and administrative	152,890	3,982	5,395	—		—		158,285
Depreciation and amortization	24,493	5,963	8,079	—		(3,025)	(7c)	29,547
Other operating (income) expenses	4,941	9,213	12,483	—		—		17,424
Total operating expenses	1,559,547	41,622	56,394	7,051		(3,025)		1,619,967
Income (loss) from operations	(1,421)	(13,466)	(18,245)	(7,051)		3,025		(23,692)
Interest expense	(43,375)	—	—	—		(636)	(7d)	(44,011)
Gain (loss) on contingent consideration	(8,929)	—	—	—		—		(8,929)
Income from equity investees	10,768	—	—	—		—		10,768
Other (expenses), net	(2,836)	(1,363)	(1,847)	1,317	(4c)	—		(3,366)
Income (loss) from continuing operations before income taxes	(45,793)	(14,829)	(20,092)	(5,734)		2,389		(69,230)
Income tax (expense) benefit	(51,638)	(184)	(249)	—		—		(51,887)
Net income (loss)	(97,431)	(15,013)	(20,341)	(5,734)		2,389		(121,117)
Less: Net loss attributable to noncontrolling interest and redeemable noncontrolling interest	2,882	—	—	—		—		2,882
Net income (loss) attributable to HC2 Holdings, Inc.	(94,549)	(15,013)	(20,341)	(5,734)		2,389		(118,235)
Less: Preferred stock and deemed dividends from conversions	10,849	—	—	—		—		10,849
Net income (loss) attributable to common stock and participating preferred stockholders	$(105,398)	£(15,013)	$(20,341)	$(5,734)		$2,389		$(129,084)

Basic and Diluted Income (loss) per Common Share
Basic and diluted loss per share	$(2.83)							$(3.46)

Weighted average common shares outstanding:
Basic and Diluted	37,260							37,260

See notes to unaudited pro forma condensed combined financial statements

HC2 HOLDINGS, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS For the Nine Months Ended September 30, 2016 (in thousands, except per share data amounts)
		Furrow IFRS		US GAAP		Pro Forma Adjustments		Total Pro Forma
	HC2	GBP	USD	Adjustments	Ref.		Ref.
		(4a)	(4)
Services revenue	$624,545	£—	$—	$—		$—		$624,545
Sales revenue	379,729	17,781	24,774	—		—		404,503
Life, accident and health earned premiums, net	59,939	—	—	—		—		59,939
Net investment income	42,585	—	—	—		—		42,585
Net realized gains (losses) on investments	(2,677)	—	—	—		—		(2,677)
Net revenue	1,104,121	17,781	24,774	—		—		1,128,895
Operating expenses		—	—	—		—		—
Cost of revenue - services	583,942	—	—	—		—		583,942
Cost of revenue - sales	308,951	14,619	20,368	7,251	(4b)	—		336,570
Policy benefits, changes in reserves, and commissions	92,784	—	—	—		—		92,784
Selling, general and administrative	107,493	3,015	4,201	—		—		111,694
Depreciation and amortization	18,163	4,625	6,444	—		(2,572)	(7c)	22,035
Other operating (income) expenses	(794)	75	104	—		—		(690)
Total operating expenses	1,110,539	22,334	31,117	7,251		(2,572)		1,146,335
Income (loss) from operations	(6,418)	(4,553)	(6,343)	(7,251)		2,572		(17,440)
Interest expense	(31,614)	—	—	—		(451)	(7d)	(32,065)
Income from equity investees	(4,220)	—	—	—		—		(4,220)
Other (expenses), net	3,153	(1,071)	(1,492)	1,354	(4c)	—		3,015
Income (loss) from continuing operations before income taxes	(39,099)	(5,624)	(7,835)	(5,897)		2,121		(50,710)
Income tax (expense) benefit	3,649	(116)	(162)	—		—		3,487
Net income (loss)	(35,450)	(5,740)	(7,997)	(5,897)		2,121		(47,223)
Less: Net loss attributable to noncontrolling interest and redeemable noncontrolling interest	2,365	—	—	—		—		2,365
Net income (loss) attributable to HC2 Holdings, Inc.	(33,085)	(5,740)	(7,997)	(5,897)		2,121		(44,858)
Less: Preferred stock and deemed dividends from conversions	5,061	—	—	—		—		5,061
Net income (loss) attributable to common stock and participating preferred stockholders	$(38,146)	£(5,740)	$(7,997)	$(5,897)		$2,121		$(49,919)

Basic and Diluted Income (loss) per Common Share
Basic and diluted loss per share	$(1.07)							$(1.39)

Weighted average common shares outstanding:
Basic and Diluted	35,808							35,808

See notes to unaudited pro forma condensed combined financial statements

HC2 HOLDINGS, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS
(Amounts in thousands, except as noted otherwise)

1.	Description of the Transaction

Acquisition of Furrow

On November 30, 2017, Global Marine Systems Limited ("GMSL"), an indirect subsidiary of HC2 Holdings, Inc. (the "Company"), consummated the transaction contemplated by a Business Purchase Agreement (the "BPA") and a Warranty and Indemnity Agreement, in each case by and among Fugro N.V., a public limited liability company incorporated in the Netherlands ("Fugro"), GMSL and Global Marine Holdings LLC, an indirect subsidiary of the Company and an indirect parent company of GMSL ("GMHL"). Pursuant to the BPA, GMSL acquired the trenching and cable laying business ("Furrow") of Fugro (the "Acquisition"), consisting of, among other things, 19 employees, one vessel, two trenching systems and two work class remotely operated vehicles ("ROV"), and working capital.

As consideration for the Acquisition, GMSL paid $7.5 million (the "Cash Consideration") to Fugro for a Q1400 Trenching System (the "Trencher"), and (b) GMHL issued to a subsidiary of Fugro (the "Fugro Member") membership units representing a 23.6% equity interest in GMHL (excluding management incentive units), valued at $79.7 million based on the preliminary Purchase Price Allocation. The limited liability company agreement of GMHL was amended and restated upon consummation of the Acquisition to reflect such issuance and to provide the Fugro Member with certain rights, including the right to designate two of the up to seven members of GMHL's board of directors, the right to approve certain actions outside the ordinary course of business, certain "tag-along" rights to participate in sales of membership units by other members and, after five years and subject to the Fugro Member first offering its membership units to the other members at a price based upon independent valuations, the right to cause GMHL to be put up for sale in a process led by an investment banking firm.

In order to finance the Cash Consideration, GMSL incurred a loan of $7.5 million from a subsidiary of Fugro pursuant to a Vendor Loan Agreement, dated as of November 30, 2017, by and between Fugro Financial Resources B.V. and GMSL (the "Vendor Loan Agreement"). The loan bears interest, payable quarterly, at 4% per annum through December 31, 2017, and at 10% per annum thereafter, and matures 363 days following the closing of the Acquisition. The Trencher serves as collateral security for the repayment of the loan pursuant to the terms of a lien agreement.

2.	Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of September 30, 2017 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2016, year ended December 31, 2016, and nine months ended September 30, 2017 are based on the historical combined financial statements of HC2 and Furrow, after giving effect to the completion of the Acquisition and the assumptions and adjustments described in these notes. Such pro forma adjustments are factually supportable, directly attributable to the Acquisition, and with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the results of operations of the combined company.

The acquisition of Furrow was accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification ("ASC") Topic 805, Business Combinations ("ASC 805") with GMSL as the acquiring entity.

The Company evaluated the preliminary Purchase Price Allocation ("PPA") as of the date of this filing on form 8-K/A. There were no intangible assets identified, and the Company does not expect there to be identifiable intangible assets for the acquisition of Furrow. The goodwill recorded represents the excess of the purchase price over the estimated fair value of Furrow’s assets and will not be amortized but will be subject to periodic impairment testing.

The unaudited pro forma condensed combined financial statements are presented solely for informational purposes and are not necessarily indicative of the combined financial position or the results of operations that might have been achieved had the Acquisition been completed as of the dates indicated, nor are they meant to be indicative of any anticipated combined financial position or future results of operations that the combined company will experience in the future.

Furrow is the aggregate of various parts of legal entities which have not previously been represented by one separate legal reporting entity. Consequently, Furrow management has never prepared a single set of financial statements which represented the Furrow business. Accordingly, to meet the filing requirements of HC2, combined and carve-out financial statements have been prepared in accordance with IFRS as issued by the IASB. The combined and carve-out financial statements reflect income and expenses, assets and liabilities and cash flows of those entities that have historically formed the Furrow business within Fugro and those which can be allocated to the Furrow business.

The Furrow business consists of one wholly identifiable legal entity and two legal entities that have shared activities and operations with Furrow and other Fugro businesses; these are considered commingled legal entities. As such, the combined and carve-out financial statements of Furrow will include the combined financial information of the wholly identifiable legal entity and the respective specifically identifiable assets, liabilities, revenues, and expenses of Furrow within commingled legal entities.

The historical combined and carve-out financial statements reflect the actual historical activities of Furrow and therefore also include certain assets that were not part of the Acquisition. Consequently, the combined and carve-out financial statements may not be indicative of Furrow’s future performance. Furthermore, the combined and carve-out financial statements do not necessarily reflect what its combined results of operations, financial position and cash flows would have been had Furrow operated as an independent legal group and had it presented stand-alone financial statements during the periods presented.

3.	Accounting Policies

As part of preparing the unaudited pro forma condensed combined financial statements, the Company conducted a review of the accounting policies of Furrow to determine if differences in accounting policies require restatement or reclassification of results of operations or reclassification of assets or liabilities to conform to HC2’s accounting policies and classifications.

Furrow's audited and reviewed financial statements were presented under IFRS. See Note 4 for details of the historical IFRS to US GAAP adjustments.

Other than to conform to HC2's financial presentation, the Company did not become aware of any further material differences between the accounting policies of HC2 and Furrow during the preparation of these unaudited pro forma condensed combined financial statements. The adjustments are detailed in Note 4.

A more comprehensive review of the accounting policies of Furrow is being performed which may identify other differences among the accounting policies of HC2 and Furrow that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial statements. At this time, HC2 is not aware of any differences that would have a material impact on the unaudited proforma condensed combined financial statements.

4.	Conforming adjustments

The financial information of Furrow was prepared in accordance with IFRS and presented in British pounds sterling. The historical financial information was translated from British pounds sterling to US dollars using the following historical exchange rates:

	Nine Months Ended	Nine Months Ended	Year ended
	September 30, 2017	September 30, 2016	December 31, 2016

Average exchange rate ($ / £)	$1.28	$1.39	$1.35
Period end exchange rate ($ / £)	$1.34	N/A	N/A

(4a) The following adjustments conform Furrow's results to the presentation of HC2’s consolidated financial statements. Unless otherwise indicated, defined line items included in the notes have the meanings given to them in the historical financial statements of Furrow. References to "Marine Services" are to the Marine Services segment of HC2 as reported in HC2's historical financial statements.

	GBP
For the Nine Months ended September 30, 2017	Historical	Presentation Adjustment	Historical, as adjusted	Ref.
Statement of Operations
Revenue	30,243	(30,243)	—	1
Sales revenue	—	30,243	30,243	1
Third party costs	24,572	(24,572)	—	2
Cost of revenue - sales	—	26,579	26,579	2, 10
Personnel expenses	3,113	(3,113)	—	3
Selling, general and administrative	—	2,924	2,924	3, 10
Other (income)	(9)	9	—	4
Other expenses	1,822	(1,822)	—	4
Other operating (income) expenses	—	(5)	(5)	4, 10
Net finance income / (expenses)	165	(165)	—	5
Other (expenses), net	—	165	165	5

	GBP
For the Year ended December 31, 2016	Historical	Presentation Adjustment	Historical, as adjusted	Ref.
Statement of Operations
Revenue	28,156	(28,156)	—	1
Sales revenue	—	28,156	28,156	1
Third party costs	19,546	(19,546)	—	2
Cost of revenue - sales	—	22,464	22,464	2, 10
Personnel expenses	4,472	(4,472)	—	3
Selling, general and administrative	—	3,982	3,982	3, 10
Impairments	9,026	(9,026)	—	4
Other (income)	(22)	22	—	4
Other expenses	2,637	(2,637)	—	4
Other operating (income) expenses	—	9,213	9,213	4, 10
Net finance income / (expenses)	(1,363)	1,363	—	5
Other (expenses), net	—	(1,363)	(1,363)	5

	GBP
For the Nine Months ended September 30, 2016	Historical	Presentation Adjustment	Historical, as adjusted	Ref.
Statement of Operations
Revenue	17,781	(17,781)	—	1
Sales revenue	—	17,781	17,781	1
Third party costs	12,441	(12,441)	—	2
Cost of revenue - sales	—	14,619	14,619	2, 10
Personnel expenses	3,377	(3,377)	—	3
Selling, general and administrative	—	3,015	3,015	3, 10
Other (income)	(21)	21	—	4
Other expenses	1,912	(1,912)	—	4
Other operating (income) expenses	—	75	75	4, 10
Net finance income / (expenses)	(1,071)	1,071	—	5
Other (expenses), net	—	(1,071)	(1,071)	5

	GBP
As of September 30, 2017	Historical	Presentation Adjustment	Historical, as adjusted	Ref
Balance Sheet
Trade and other receivables	15,718	(15,718)	—	6
Accounts receivable, net	—	15,718	15,718	6
Inventories	503	(503)	—	7
Other assets	—	503	503	7
Trade and other payables	5,154	(5,154)	—	8
Accounts payable and other current liabilities	—	5,154	5,154	8
Provision for onerous contracts	5,227	(5,227)	—	9
Other taxes and social security charges	128	(128)	—	9
Other liabilities	—	5,355	5,355	9

1.	The Company recognizes Marine Services Revenue as "Sales revenue", while Furrow recognizes this as "Revenue". Therefore, this adjustment conforms to the Company's presentation.

2.
The Company recognizes Marine Services Costs of revenue as "Costs of revenue - sales", while Furrow recognizes this as "Third party costs". Therefore, this adjustment conforms to the Company's presentation.

3.
The Company recognizes certain Marine Services operating expenses as "Selling, general, and administrative expenses", while Furrow recognizes this as "Personnel expenses". Therefore, this adjustment conforms to the Company's presentation.

4.
The Company recognizes Marine Services Impairment Expense, Other (Income), and Other expenses as "Other operating (income) expenses", while Furrow recognizes these as individual line items. Therefore, this adjustment conforms the presentation of Other operating (income) expenses to the Company's presentation.

5.
The Company recognizes Marine Services other expenses as "Other (expenses), net", while Furrow recognizes this as "Net finance income / (expense)". Therefore, this adjustment conforms to the Company's presentation.

6.
The Company recognizes Marine Services Accounts receivables as "Accounts receivable, net", while Furrow recognizes this as "Trade and other receivables". Therefore, this adjustment conforms to the Company's presentation.

7.	The Company recognizes Marine Services Inventory as part of "Other assets", while Furrow recognizes this as its own line item. Therefore, this adjustment conforms to the Company's presentation.

8.
The Company recognizes Marine Services Accounts payables as "Accounts payable and other current liabilities", while Furrow recognizes this as "Trade and other payables". Therefore, this adjustment conforms to the Company's presentation.

9.
The Company recognizes Marine Services Other liabilities in its own line item, while Furrow recognizes these as individual line items, "Other taxes and social security charges" and "Provision for onerous contracts". Therefore, this adjustment conforms to the Company's presentation.

10.
The Company classifies certain operating expenses used in the generation of revenues as "Cost of revenue - sales", while Furrow recognizes them as part of various expense lines. Therefore, these adjustments conform to the Company's presentation.

The following adjustments convert Furrow's conformed financial information from IFRS to US GAAP for each period presented:

	GBP			USD
For the Nine Months ended September 30, 2017	IFRS	US GAAP Adjustments	US GAAP	IFRS	US GAAP Adjustments	US GAAP	Ref.
Statement of Operations
Cost of revenue - sales	26,579	4,641	31,220	33,896	5,919	39,815	(4b)
Other (expenses), net	165	(183)	(18)	210	(233)	(23)	(4c)

	GBP			USD
For the Year ended December 31, 2016	IFRS	US GAAP Adjustments	US GAAP	IFRS	US GAAP Adjustments	US GAAP	Ref.
Statement of Operations
Cost of revenue - sales	22,464	5,204	27,668	30,437	7,051	37,488	(4b)
Other (expenses), net	(1,363)	972	(391)	(1,847)	1,317	(530)	(4c)

	GBP			USD
For the Nine Months ended September 30, 2016	IFRS	US GAAP Adjustments	US GAAP	IFRS	US GAAP Adjustments	US GAAP	Ref.
Statement of Operations
Cost of revenue - sales	14,619	5,204	19,823	20,368	7,251	27,619	(4b)
Other (expenses), net	(1,071)	972	(99)	(1,492)	1,354	(138)	(4c)

	GBP			USD
As of September 30, 2017	IFRS	US GAAP Adjustments	US GAAP	IFRS	US GAAP Adjustments	US GAAP	Ref.
Balance Sheet
Additional paid-in capital	—	46,231	46,231	—	61,997	61,997	(4d)
Accumulated deficit	36,873	(36,873)	—	49,448	(49,448)	—	(4d)
Accumulated other comprehensive income (loss)	9,358	(9,358)	—	12,549	(12,549)	—	(4d)

(4b)
This adjustment reflects conversion from IFRS to US GAAP for onerous contract provision ("OCP"), for the Saltire cable-ship, a leased cable-ship within the Furrow business. This cable-ship is not being acquired as part of the Acquisition. ASC paragraph 420-10-10-1 states that a liability for a cost associated with an exit or disposal activity is recognized and measured at fair value only when the liability has been incurred. Therefore, a liability for costs to terminate a contract before the end of its term shall be recognized when the entity terminates the contract in accordance with the contract terms. A liability for costs that will continue to be incurred under a contract for its remaining term without economic benefit to the entity shall be recognized at the cease-use date. Therefore, a commitment to a plan and exit / cease of activities is not sufficient to recognize a liability. Also, future operating losses to be incurred in connection with an exit or disposal activity should be recognized when incurred.

Using this criteria of US GAAP, the OCP does not meet the recognition criteria under US GAAP, until the moment that Furrow is committed to the termination of the lease contract. The cease-use criteria is also not met earlier as the Saltire cable-ship was used for projects until the summer of 2017. This commitment has been communicated in 2017. Therefore, the recognized onerous contract provision per the periods ended December 31, 2016 and September 30, 2016 should be derecognized under US GAAP, but recognized in the 2017 period.

Note in the periods ended December 31, 2016 and September 30, 2016, the OCP was reduced, thereby reducing third party expenses in the historical financial statements. The US GAAP adjustments for those periods reverse the impact of this activity. In the period ended September 30, 2017 the OCP was not adjusted for under IFRS and should have been under US GAAP, therefore this adjustment reflects the costs incurred under US GAAP.

(4c)	This adjustment reflects the reversal of Foreign Currency transaction expense as a result of the conversion of IFRS to US GAAP for onerous contract provision.

(4d)	This adjustment reflects the conversion from IFRS to US GAAP to present the total Net Parent Investment in accordance with the guidance in Section 7410 of the SEC’s Financial Reporting Manual.

5.	Preliminary Purchase Price Allocation

Preliminary Consideration Transferred

The acquisition method of accounting requires that the consideration transferred in a business combination be measured at fair value as of the closing date of the acquisition. The following summarizes the preliminary consideration paid for the Furrow Acquisition:

Total
Notes Issued at Fair Value	$7,500
Equity Issued at Fair Value	79,735
Preliminary purchase price	$87,235
HC2 used a combination of the income approach and market approach to value the Furrow equity consideration:

Pursuant to the terms of the purchase agreement, the aggregate consideration for Furrow consists of (a) 43,882,283 Class A-2 Units of GMHL (23.6% of aggregate Class A, Class A-1, and Class A-2 units); and (b) a $7.5 million note payable.

The Fair Value of the Class A-2 units was estimated utilizing a contingent claims analysis ("CCA") based on the amended LLC agreement for GMHL. In order to value the combined entity, we considered the following as of the transaction date: (a) Fair Value of stand-alone GMHL; (b) Fair Value of the Project Furrow’s Trenching Business ("Trenching Business"); and (c) Fair Value of the synergies from the transaction.

(a)
In valuing the stand-alone GMHL, HC2 used a combination of the income approach and market approach. A discounted cash flow analysis was used to estimate the enterprise value of Global Marine Holdings Limited and Huawei Marine Network based on projections prepared by GMHL management. The weighted average cost of capital, used to discount the projected cash flows, was estimated utilizing public companies considered to be comparable to Global Marine Holdings Limited and Huawei Marine Network.

(b)
In valuing the Trenching Business HC2 used the income approach. We constructed a discounted cash flow analysis to provide an estimate of the present value of estimated future cash flows for the Fugro Symphony vessels and trenchers based on the expected life of the vessel, discounted at a rate of return that considered the relative risk of achieving those cash flows and the time value of money.

(c)
In valuing the synergies from the Acquisition HC2 used the income approach. The synergies primarily relate to the stand-alone GMHL no longer needing to purchase the flagship vessel and trenchers, which were included in the stand-alone valuation of GMHL.

A CCA was utilized to estimate the Fair Value per share of the Class A-2 units. Values were ascribed to the various equity securities of GMHL capital structure based on the Black-Scholes Option Pricing Model, with each participating breakpoint considered as one of a series of call options on the proceeds expected from a liquidation event.

Preliminary Fair Values of Net Assets Acquired

Under ASC Topic 805, Business Combinations, ("ASC 805"), assets acquired are recorded at fair value. For the purposes of the unaudited pro forma condensed combined financial statements, HC2 made preliminary estimates of the fair value of the assets acquired in the Furrow Acquisition. These estimates have been recognized in preparing the unaudited pro forma condensed combined financial statements and the excess, of the preliminary consideration transferred on the closing date of November 30, 2017 has been reflected as goodwill.

The final determination of the Acquisition consideration and fair values of Furrow's assets will be based on the actual net assets of Furrow that existed as of the date of completion of the Acquisition. Preliminary fair value of equity and the amounts allocated to goodwill could change significantly from those allocations used in the unaudited pro forma condensed combined financial statements presented and could result in a material change.

On this basis, HC2 has estimated the amounts in accounting for the acquisition of Furrow would be as follows:

Assets
Cash	$2,296
Property, plant & equipment	73,320
Total identifiable net assets acquired	75,616
Goodwill	11,619
Total net assets acquired	$87,235
As of the date of this filing, the property, plant, and equipment were valued at $73.3 million, which will be depreciated over a predetermined life.

The fair value was calculated for each asset as follows:

(a)
In valuing the Fugro Symphony vessel, HC2 used a combination of the income approach and market approach considering, among other factors (i) estimates of the current market value of the vessel from a number of ship-brokers active in the offshore support vessel sector; (ii) a selection of comparable vessels that had recently been sold, or were being actively marketed for sale, along with the prices achieved / asking prices and; (iii) the current and future state of the market in which the vessel is expected to operate. A discounted cash flow analysis was completed to provide an estimate of the present value of estimated future cash flows for the expected life of the vessel, discounted at a rate of return that considered the relative risk of achieving those cash flows and the time value of money.

(b)
In valuing the trenchers HC2 used a cost approach considering, among other factors, the current quote for the construction of replacement assets and for estimated useful working life from the manufacturer of the trenchers. Additionally, a depreciated replacement cost of the assets was calculated.

(c)
In valuing the ROVs HC2 used a combination of the cost approach and market approach considering, among other factors, (i) estimates of replacement cost, estimated normal useful lives, and residual values from a number of subsea equipment manufacturers and brokers and; (ii) a selection of comparable new build and secondhand assets currently being marketed for sale.

The expected depreciation related to the preliminary fair value of the acquired assets for the five years following the acquisition is reflected in the table below:

			Year following the acquisition
	September 30, 2017	Estimated remaining useful life	Year 1	Year 2	Year 3	Year 4	Year 5
Property, plant, and equipment
Cable-ships and submersibles	$71,018	Various (1)	$4,499	$3,851	$3,851	$3,851	$3,851
Equipment	$2,302	Various (2)	663	663	663	63	63
Total expected depreciation (3)			$5,162	$4,514	$4,514	$3,914	$3,914
(1) The remaining useful life for the cable-ship and submersibles range from 28 years for the Fugro Symphony Cable-ship to 10 years for Trenchers and 1 year for Trenching modules.
(2) The remaining useful life lives of Equipment range from 8 years for accessories to 3 years for ROVs.
(3) There is no income tax effect expected to be recognized on the depreciation amounts as the operating activities are expected to fall within the UK tonnage tax regime.

Taxes
The majority of the GMSL business operations fall within the UK tonnage tax regime and is therefore not subject to income taxes.  The Furrow business is also within the UK tonnage tax regime, and accordingly, no current or deferred income tax expense or benefit is expected to be recognized.

6.	Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

The unaudited pro forma condensed combined financial statements are not necessarily indicative of what the financial position and results from operations actually would have been had the Acquisition been completed at the date indicated and includes adjustments which are preliminary and may be revised. Such revisions may result in material changes. The financial position shown herein is not necessarily indicative of what the past financial position of the combined companies would have been, nor necessarily indicative of the financial position of the combined Company in the future. The unaudited pro forma condensed combined financial statements do not give consideration to the impact of expense efficiencies, synergies, integration costs, asset dispositions, or other actions that may result from the Acquisition.

Adjustments included in the "Pro Forma Adjustments" column in the accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2017 are as follows (dollars in thousands):

		Increase (decrease)
Assets
(6a)	Adjustments to Cash and cash equivalents:
	This adjustment reflects the cash the Company received at closing, which was the result of working capital and other adjustments.	$2,296

(6b)	Adjustments to Accounts receivable, net:
	This adjustment reflects the exclusion of accounts receivables included within the historical Furrow financial statements that are not included in the Acquisition.	(21,078)

(6c)	Adjustments to Property, plant, and equipment, net:
	This adjustment reflects the estimated fair value of acquired assets based on the preliminary PPA.(1)	18,983

(6d)	Adjustments to goodwill:
	The adjustment reflects the establishment of goodwill resulting from the transaction, based on the preliminary valuation of assets acquired.	11,619

(6e)	Adjustments to Other assets
	This adjustment reflects the exclusion of other assets included within the historical Furrow financial statements that are not included in the Furrow Acquisition.	(675)

	Total adjustments to assets	$11,145
(1) See Note 5 for details regarding the valuation of Property, plant and equipment.

		Increase (decrease)
Liabilities
(6f)	Adjustments to Accounts payable and other current liabilities
	This adjustment reflects the exclusion of accounts payable and other current liabilities included within the historical Furrow financial statements that are not included in the Furrow Acquisition.	$(6,912)
	This adjustment reflects the transaction costs not reflected in the historical financial statements that are directly attributable to the Acquisition and factually supportable but nonrecurring.	1,467
		$(5,445)

(6g)	Adjustments to Long-term obligations
	This adjustment reflects the loan GMSL incurred from a subsidiary of Fugro pursuant to the Vendor Loan Agreement.	7,500

(6h)	Adjustments to Other liabilities
	This adjustment reflects the exclusion of other liabilities included within the historical Furrow financial statements that are not included in the Furrow Acquisition.	(7,181)

	Total adjustments to liabilities	$(5,126)

Stockholders' equity
(6i)	Adjustments to Additional paid-in capital:
	This adjustment reflects the elimination of historical equity of Furrow.	(61,997)

(6j)	Adjustments to Accumulated Deficit
	This adjustment reflects the transaction costs not reflected in the historical financial statements that are directly attributable to the Acquisition and factually supportable but nonrecurring.	(1,467)

(6k)	Adjustment to Noncontrolling interest
	To reflect adjustment to Noncontrolling interest as a result of the fair value of GMSL equity provided to the seller as part of the Acquisition. (1)	79,735

	Total adjustments to stockholders' equity	$16,271

	Total adjustments to liabilities and stockholders' equity	$11,145
(1) See Note 5 for details regarding the valuation of equity provided to the seller.

7.	Unaudited Pro Forma Condensed Combined Statements of Operations Adjustments

Adjustments included in the "Pro Forma Adjustments" column in the accompanying unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2017, for the year ended December 31, 2016, and for the nine months ended September 30, 2016 are as follows (dollars in thousands):

		Increase (decrease)
		Nine Months ended September 30, 2017	Year ended December 31, 2016	Nine Months ended September 30, 2016
Expenses
(7a)	This adjustment reflects the exclusion of operations included within the historical Furrow financial statements that are not included in the Furrow Acquisition. Specifically an accrued lease termination expense associated with Saltire, a cable-ship which is included within the historical Furrow financial statements that is not included in the Furrow Acquisition.	$(8,035)	$—	$—

(7b)	This adjustment represents transaction costs that were recognized in the historical financial statements, and should be eliminated as they are nonrecurring charges that are directly attributable to the transaction and do not reflect expenses of the combined entity on an ongoing basis.	(300)	—	—

(7c)	This adjustment reflects the elimination of historical depreciation expense associated with the Property, plant, and equipment of the Furrow business.	$(6,195)	$(8,079)	$(6,444)
	This adjustment reflects the depreciation expense incurred as a result of the adjustment to record the Furrow Property, plant and equipment at fair value as a result of the preliminary Purchase Price Allocation.	3,872	5,054	3,872
	Net decrease to depreciation and amortization expense.	$(2,323)	$(3,025)	$(2,572)

	Total adjustments to operating expenses	$(10,658)	$(3,025)	$(2,572)

(7d)	This adjustment reflects the net increase to interest expense resulting from interest on the loan GMSL incurred from a subsidiary of Fugro pursuant to the Vendor Loan Agreement. The loan matures within one year, and as such, is reflected in the proforma financial statements as if it were acquired on January, 1, 2016. Therefore there is no interest allocated to the Nine Months ended September 30, 2017. See Note 1 for further details of the loan.	$—	$636	$451

Impact of adjustments to Net Income (loss) (1)		$10,658	$2,389	$2,121
(1) There is no income tax impact of the above pro-forma adjustments as the entity holding the assets is subject to the UK tonnage tax regime.